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                                                                  Exhibit 99.(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 9, 1998, relating to the financial statements and financial highlights of The GE Institutional International Equity Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Statements", and "Independent Accountants" in such Statement of Additional Information and to the reference to us under the headings "Financial Highlights" in such Prospectus.




PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 1999